UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 25, 2006
CIVITAS BANKGROUP, INC.

(Exact name of registrant as specified in charter)

Tennessee	000-27393	62-1297760

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4 Corporate Centre, 810 Crescent Centre Drive, Suite 320, Franklin, Tennessee	37067

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (615) 263-9500
N/A

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
Item 7.01 Regulation FD.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-10.1 PURCHASE AGREEMENT 08/25/06
EX-99.1 PRESS RELEASE 08/28/06

Item 1.01. Entry Into a Material Definitive Agreement.
     On August 25, 2006, Civitas BankGroup, Inc., a Tennessee corporation (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) by and among the Company, InsCorp, Inc., a Tennessee corporation (“InsCorp”) and for certain limited purposes Insurors Bank of Tennessee, a Tennessee banking corporation (“IBOT”). A copy of the Purchase Agreement is filed herewith as Exhibit 10.1 and is incorporated herein by reference. This summary is qualified in its entirety by reference to the Purchase Agreement filed herewith.
     Pursuant to the terms of the Purchase Agreement the Company has agreed to sell to InsCorp, all of the shares of IBOT common stock owned by the Company. InsCorp and the Company currently own 50% each of IBOT’s outstanding common stock.
     The purchase price payable to the Company is the greater of (i) $4.5 million; and (ii) 150% of one half of IBOT’s total shareholders’ equity on the last day of the month prior to the month in which the closing occurs, which amounts may be increased by up to $20,000 per thirty day period that the closing occurs after December 15, 2006 if the closing is delayed for reasons other than a material breach by the Company of any of its covenants or agreements in the Purchase Agreement, a delay in InsCorp’s obtaining regulatory approval for certain reasons, or the occurrence of an event outside of the control of the parties that prevents the parties from consummating the transaction prior to December 15, 2006.
     Upon execution of the Purchase Agreement, InsCorp paid the Company a deposit equal to $225,000, which amount will be credited against the purchase price paid to the Company if the transaction is consummated. In the event that the transaction is not consummated and the Purchase Agreement is terminated, the Company may be required to return all or a portion of the deposit to InsCorp depending on the reasons for the termination of the Purchase Agreement as more fully described in the Purchase Agreement filed herewith as Exhibit 10.1.
     The consummation of the transaction is subject to the satisfaction of various closing conditions, including receipt of all required regulatory approvals, and is expected to occur in the fourth quarter of 2006.
Item 7.01 Regulation FD.
     On August 28, 2006, the Company issued the press release furnished herewith as Exhibit 99.1 announcing that it had entered into the Purchase Agreement.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits

10.1
Purchase Agreement dated as of August 25, 2006 by and among Civitas BankGroup, Inc., InsCorp, Inc. and Insurors Bank of Tennessee. (Pursuant to Item 601(b)(2) of Regulation S-K, the schedules and exhibits to the Purchase Agreement have been omitted from this filing.

10.2	Press release of Civitas BankGroup, Inc. dated August 28, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIVITAS BANKGROUP, INC.
By:	/s/ Lisa Musgrove
	Name:	Lisa Musgrove
	Title:	Executive Vice President, Chief Operating Officer and Chief Financial Officer

Date: August 28, 2006

EXHIBIT INDEX

Exhibit
No.	Description
10.1
Purchase Agreement dated as of August 25, 2006 by and among Civitas BankGroup, Inc., InsCorp, Inc. and Insurors Bank of Tennessee. (Pursuant to Item 601(b)(2) of Regulation S-K, the schedules and exhibits to the Purchase Agreement have been omitted from this filing.

99.1	Press release of Civitas BankGroup, Inc. dated August 28, 2006